UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2016

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Senior Notes Offering

On December 2, 2016, Valero Energy Partners LP (the “Partnership”) and Valero Energy Partners GP LLC entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of $500,000,000 aggregate principal amount of its 4.375% Senior Notes due 2026 (the “Notes”). The Notes are to be issued pursuant to an Indenture (the “Indenture”) dated November 30, 2016 by and between the Partnership and U.S. Bank National Association, as trustee. Closing of the issuance and sale of the Notes is scheduled for December 9, 2016.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Registration No. 333-208052), as amended, of the Partnership, and was made pursuant to the prospectus dated November 30, 2016, as supplemented by the prospectus supplement dated December 2, 2016.

The Underwriting Agreement and Indenture are filed or incorporated by reference, as applicable, as Exhibits 1.1 and 4.1 hereto.

Release of Guarantee

On December 2, 2016, as a result of the Partnership obtaining an investment grade rating with respect to the Notes, Valero Partners Operating Co. LLC’s guarantees of obligations under the Partnership’s revolving credit facility and under the Partnership’s subordinated loan agreements with Valero Energy Corporation were released in accordance with the terms of such agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated December 2, 2016, by and among the Partnership, Valero Energy Partners GP LLC and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co, LLC as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Indenture dated November 30, 2016 by and between the Partnership and U.S. Bank National Association, as trustee - incorporated by reference to Exhibit 4.1 to the Partnership’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-208052) filed November 30, 2016.

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC,
its general partner

By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary

Date: December 8, 2016

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